UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2005

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Allied Drive, Little Rock, Arkansas	72202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

Alltel Corporation (“Alltel”) has entered into a definitive agreement to purchase Midwest Wireless Holdings of Mankato, Minnesota (“Midwest Holdings”) for $1.075 billion in cash. Under terms of the agreement, Alltel will acquire from Midwest Holdings wireless properties, including 850 MHz licenses and PCS spectrum covering approximately 2 million potential customers, network assets and approximately 400,000 customers in select markets in southern Minnesota, northern and eastern Iowa, and western Wisconsin. Closing of the transaction is contingent upon regulatory approval, including approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close in the first half of 2006.

Item 9.01              Financial Statements and Exhibits

   (c)                  Exhibits

                  99(a)         Press Release, dated November 18, 2005 of Alltel Corporation.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION

(Registrant)

By: /s/ Jeffery R. Gardner

Jeffery R. Gardner
Executive Vice President — Chief Financial Officer
(Principal Financial Officer)
November 18, 2005

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99(a)	Press Release, dated November 18, 2005 of Alltel Corporation.

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